UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 7, 2018
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SPRINT CORPORATION
(Exact name of Registrant as specified in its charter)

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Delaware	1-04721	46-1170005
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 564-3166
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders

              On August 7, 2018, the 2018 annual meeting of stockholders (the “Annual Meeting”) of Sprint Corporation (the “Company”) was held. Stockholders representing 3,775,839,439 shares, or approximately 94.1%, of the common shares outstanding as of the June 8, 2018 record date were present in person or were represented at the meeting by proxy.  Final voting results are shown below.

          The Company's bylaws provide that the directors receiving the highest number of votes "for" will be elected. Each other matter was determined by a majority of votes cast.

Votes Cast For	Votes Withheld
Number	% of Votes Cast	Number	Broker Non-Votes
Gordon M. Bethune	3,585,563,289	99.7%	10,527,492	179,748,658
Marcelo Claure	3,526,312,642	98.1%	69,778,139	179,748,658
Michel Combes	3,534,528,552	98.3%	61,562,229	179,748,658
Patrick Doyle	3,590,221,559	99.8%	5,869,222	179,748,658
Ronald D. Fisher	3,525,697,068	98.0%	70,393,713	179,748,658
Julius Genachowski	3,589,541,398	99.8%	6,549,383	179,748,658
Stephen Kappes	3,588,684,476	99.8%	7,406,305	179,748,658
Adm. Michael G. Mullen	3,506,940,314	97.5%	89,150,467	179,748,658
Masayoshi Son	3,478,310,414	96.7%	117,780,367	179,748,658
Sara Martinez Tucker	3,585,276,870	99.7%	10,813,911	179,748,658

Votes Cast For	Abstain	Broker Non-Votes

Proposal	Number	% of Votes Cast	Votes Cast Against
Ratification of selection of Independent Auditor	3,762,447,249	99.6%	9,797,475	3,594,715	N/A

Advisory approval of executive compensation	3,572,976,576	99.4%	21,651,062	1,463,143	179,748,658

Proposals Submitted by Stockholders

No stockholder proposals were properly submitted to the Company to be voted on at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

August 9, 2018	By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Vice President and Corporate Secretary